Exhibit 99.1

Victory Park Capital Completes Public Auction of Unigene’s

Peptelligence™ Drug Delivery Platform

April 17, 2013 – Boonton, NJ – Unigene Laboratories, Inc. (PINK: UGNE), today announced that on April 16, 2013, Victory Park Capital Advisors, LLC (VPC) held a public auction conducted in accordance with Article 9 of the Uniform Commercial Code (UCC) for the sale of certain of Unigene’s assets that secure approximately $56.7 million in senior secured notes issued to affiliates of VPC by Unigene. The assets concerned include Unigene’s Peptelligence™ drug delivery and recombinant manufacturing platforms and all other assets that comprised the Company’s Biotechnologies Strategic Business Unit (SBU). The holders of the senior secured notes made a credit bid of $15 million and, at the conclusion of the public auction, were deemed the highest bidder for the assets. The assets are to be acquired by an affiliate of VPC in exchange for the satisfaction and discharge of $15 million outstanding under the senior secured notes. The closing of the sale of the assets is anticipated to occur promptly. After accounting for the credit bid, approximately $41.7 million will remain outstanding under the senior secured notes.

The assets of the Company not acquired during the public sale will consist of the therapeutic assets comprising the Company’s Therapeutics SBU, including Fortical® nasal spray; oral calcitonin, licensed to Tarsa Therapeutics, Inc.; UGP302, being developed for the treatment of diabetes via a joint venture with Nordic BioScience; oral PTH; and the anorexigenic agent UGP281. All of these assets will remain with the Company.

About Unigene Laboratories, Inc.

Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence™ encompasses extensive intellectual property covering drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to the assets to be acquired by an affiliate of VPC in exchange for the satisfaction and discharge of $15 million outstanding under the senior secured notes; the Company’s ability to build a robust portfolio of proprietary partnerships in the peptide-based therapeutics area based on its Peptelligence platform; the Company’s leadership in the design, delivery, manufacture and development of peptide-based therapeutics. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

For Investors & Media:

Joshua Drumm, Ph.D. / Jason Rando

Tiberend Strategic Advisors, Inc.

(212) 827-0020

jdrumm@tiberend.com

jrando@tiberend.com

Source: Unigene Laboratories, Inc.